                                                                      EXHIBIT 20


                      Volkswagen Credit Auto Master Owner
                             Trust, Series 2000-1

--------------------------------------------------------------------------------

                 Distribution Date Statement: January 22, 2001



a.       Aggregate Amount of Collections                                                     $292,130,735.06
         Aggregate Amount of Non-Principal Collections                                         $5,179,849.80
         Aggregate Amount of Principal Collections                                           $286,950,885.26
         Pool Balance                                                                        $705,986,453.24
         Residual Participation Amount                                                       $205,986,453.24
         Excess Funding Account                                                                        $0.00

b.       Series Allocation Percentage                                                                 100.00%
         Floating Allocation Percentage                                                                70.82%
         Principal Allocation Percentage                                                                 N/A

c.       Total Amount Distributed on Series 2000-1                                             $3,135,572.92

d.       Amount of Such Distribution Allocable to Principal on 2000-1                                  $0.00

e.       Amount of Such Distribution Allocable to Interest on 2000-1                           $3,135,572.92

f.       Noteholder Default Amount                                                                     $0.00

g.       Required Subordinated Draw Amount                                                             $0.00

h.       Noteholder Charge Offs                                                                        $0.00
         Amounts of Reimbursements                                                                     $0.00

i.       Monthly Servicing Fee                                                                   $588,322.04
         Noteholder Monthly Servicing Fee                                                        $416,666.67

j.       Controlled Deposit Amount                                                                     $0.00

k.       Series 2000-1 Invested Amount at end of period (Gross)                              $500,000,000.00
         Outstanding Principal Balance                                                       $500,000,000.00

l.       Available Subordinated Amount                                                        $87,104,220.99

m.       Carry-over Amount                                                                             $0.00

n.       Reserve Account Balance                                                               $1,750,000.00

o.       Principal Funding Account Balance                                                             $0.00
         Yield Supplement Account Balance                                                      $1,750,000.00

VW CREDIT, INC. - SERVICER                                              Page 1
18-Jan-01

           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                     From                      To              Days
                                                     ----                      --              ----
Current Interest Period                              12/20/2000                1/21/2001        33

Series Allocation Percentage                                        100.00%
Initial Principal Balance                                   $500,000,000.00
Outstanding Principal Balance                               $500,000,000.00
Principal Balance of Receivables for Determination Date     $696,622,195.95
Amount Invested in Receivables on Series Issuance Date      $500,000,000.00
Initial Invested Amount                                     $500,000,000.00
Invested Amount at the Beginning of Period                  $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)      $500,000,000.00
Required Subordinated Amount                                $ 87,104,220.99
Excess Funding Account                                                $0.00
Series 2000-1 Invested Amount at End of Period (net of EFA) $500,000,000.00
Available Subordinated Amount (previous period)              $81,871,466.10
Incremental Subordinated Amount (previous period)            $33,926,260.62

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------

Yield Supplement Account Initial Deposit                      $1,750,000.00
Yield Supplement Account Beginning Balance                    $1,750,000.00
Yield Supplement Account Required Amount                      $1,750,000.00
Reserve Account Initial Deposit                               $1,750,000.00
Reserve Account Required Amount                               $1,750,000.00
Reserve Account Beginning Balance                             $1,750,000.00
Outstanding Carryover Amount - Beginning Balance                      $0.00
Withdrawal from Yield Supplement Account                              $0.00
Outstanding Carryover Amount - Ending Balance                         $0.00
Yield Supplement Account Balance - Ending Balance             $1,750,000.00
Yield Supplement Account Deposit Amount                               $0.00
Withdrawal from Reserve Account                                       $0.00
Reserve Account Ending Balance                                $1,750,000.00
Reserve Account  Deposit Amount                                       $0.00
1-month LIBOR Rate (annualized)                                   6.6862500
Certificate Coupon (annualized)                                      6.8413
Prime Rate (annualized)                                           9.5000000
Servicing Fee Rate (annualized)                                       1.000
Excess Spread                                                    1.30875000

TRUST PRINCIPAL RECEIVABLES
---------------------------
Pool Balance at the Beginning of Period                     $673,549,896.90
Pool Balance at the Ending of Period                        $705,986,453.24
Average Aggregate Principal Balance                         $689,768,175.07
Aggregate Principal Collections                             $286,950,885.26
New Principal Receivables                                   $319,413,144.59
Receivables Added for Additional Accounts                             $0.00
Noteholder Default Amount                                             $0.00
Net Losses                                                            $0.00
Noteholder Charge-offs                                                $0.00
Miscellaneous Paymnets (Adjustments and
 Transfer deposit amounts)                                            $0.00
Non-Principal Collections & Inv. Proceeds treated
 as Available Noteholder                                              $0.00
Principal Collections
Monthly Interest Accrued, but not paid                                $0.00
Ineligible Receivables                                                $0.00
Excess Funding Account at Date of Determination                       $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts            $0.00

MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                                 $0.00
Spread Over/Under Prime for Portfolio                                -0.35%
Weighted Average Interest Rate                                        9.15%

Previously waived Monthly Servicing Fee                               $0.00


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)                     0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                     $32,178,312.18
Used Vehicle Percentage                                                       4.558%
Used Vehicle Percentage During Last Collection Period                         4.456%
Early Amortization Event?                                             NO
Largest Dealer or Dealer Affiliation Balance                          $31,504,446.16
Largest Dealer Percentage                                                     4.677%
Aggregate Principal Amount of Receivables of Dealers over 2%          $50,453,465.42


SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                      $292,130,735.06
Aggregate Amount of Non-principal Collections
 (including insurance proceeds & rebates)                              $5,179,849.80
Investment Proceeds                                                       $19,295.54
Aggregate Amount of Principal Collections                            $286,950,885.26
Asset Receivables Rate                                                        6.922%
Use Asset Receivables Rate?                                          NO
Carryover Amount (this Distribution Date)                                        N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                 41.60%
Previous Collection Period Monthly Payment Rate                      49.19%
Monthly Payment Rate 2 collection periods ago                        55.99%
3-month Average Payment Rate                                         48.93%
Early Amortization Event?                                              NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                               YES
Last Day of Revolving Period                                           N/A
Invested Amount as of Last Day of Revolving Period                     N/A
Accumulation Period Length (months)                                    N/A
First Accumulation Date                                          TO BE DETERMINED
Expected Final Payment Date                                            N/A
Required Participation Percentage                                     104.00%
Principal Funding Account Balance                                              $0.00
Principal Payment Amount                                                       $0.00
Controlled Accumulation Amount                                                 $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1. Monthly Noteholder Interest Distribution                            $3,135,572.92
2. Noteholder Monthly Servicing Fee Distribution                         $416,666.67
3. Reserve Account Deposit Amount Distribution                                 $0.00
4. Noteholder Default Amount Distribution                                      $0.00
5A Unreimbursed Noteholder Charge-offs (net of Series
    Allocable Misc. Pmts)                                                      $0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount             $0.00

6. Outstanding Carryover Amount Distribution                                   $0.00
7. Yield Supplement Account Deposit Amount Distribution                        $0.00
8. Previuosly waived Monthly Servicing Fee Distribution                        $0.00
                                                                               -----
    Excess Servicing                                                     $116,279.68
DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                              $0.00
Required Subordinated Draw Amount                                              $0.00
EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                      $0.00
Additions in connection with a reduction in Receivables                        $0.00
Transfers to Principal Funding Account                                         $0.00

VW CREDIT, INC. -- SERVICER                                             Page 2
18-Jan-01

           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                    Summary
                                    -------


                   Collections                  Accrual         Distribution
                ---------------             ---------------  -------------------
From:                 20-Dec-00
To:                   21-Jan-00
Days:                        33

LIBOR Rate            6.6862500%
(1 month)

Series #                      1   Active
VCI Rating:            N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                                 Series                                            Required          Required         Outstanding
Series            Series       Allocation      Invested        Subordinated     Participation     Participation          Note
Number             Name        Percentage       Amount            Amount         Percentage          Amount             Balance
------             ----        ----------       ------            ------         ----------          ------             -------
               Trust                        $500,000,000.00    $87,104,220.99        N/A         $607,104,220.99
             1 Series 2000-1     100.00%    $500,000,000.00    $87,104,220.99       104.00%      $607,104,220.99    $500,000,000.00

VW  CREDIT, INC. -- SERVICER                                            Page 3
18-Jan-01
           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                             SERVICING CERTIFICATE
                             ---------------------

INITIAL AMOUNTS                                                              EXCESS SPREAD CALCULATION
---------------                                                              -------------------------
Initial Invested Amount                             $500,000,000.00          Weighted Average                   9.150%
                                                                             Rate Charged to
                                                                             Dealers
Invested Amount                                     $500,000,000.00          LIBOR                              6.686%
Controlled Accumulation Amount                      $          0.00          Note Rate                          6.841%
                                                                             (LIBOR+15.5 b.p.)
Required Subordinated Amount                        $ 87,104,220.99          Servicing Fee Rate                 1.000%
Annualized Servicing Fee Rate                                  1.00%         Investor Net Losses                0.000%
                                                                                                                ------
First Controlled Accumulation Date                 TO BE DETERMINED          Excess Spread                      1.309%
Accumulation Period Length (months)                      N/A
Expected Final Payment Date                              N/A
Initial Settlement Date                                   10-Aug-00
Required Participation Percentage                            104.00%
Subordinated Percentage                                      9.5890%

SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                                 Required                Excess
                                                    Series 2000-1          Invested            Subordinated              Funding
Principal Receivables                                   Total               Amount                Amount                 Amount
---------------------                                   -----               ------                ------                 -------
Series Allocation Percentage                                 100.00%
Beginning Balance                                   $500,000,000.00     $500,000,000.00          $87,104,220.99           $ 0.00
  Floating Allocation Percentage                              70.82%              70.82%
  Principal Allocation Percentage                        N/A                  N/A

Principal Collections                               $286,950,885.26     $286,950,885.26                     N/A              N/A
New Principal Receivables                           $319,413,144.59     $319,413,144.59                     N/A              N/A
Principal Default Amounts                                     $0.00               $0.00                     N/A              N/A
Receivables Added for Additional Accounts                     $0.00               $0.00                     N/A              N/A
Controlled Deposit Amount                                     $0.00                 N/A                     N/A              N/A

"Pool Factor"                                                              100.00000000%

Ending Balance                                      $500,000,000.00     $500,000,000.00          $87,104,220.99           $ 0.00
  Floating Allocation Percentage                              70.82%              70.82%


Non-Principal Receivables
-------------------------

Non-Principal Collections                             $3,668,519.26
Recoveries on Receivables Written Off                         $0.00
Investment Proceeds                                      $19,295.54

VW CREDIT, INC. -- SERVICER                                             Page 4
18-Jan-01

           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund                                       Current                  Previous
----------------------------------                                       -------                  --------
Available Subordination Amount (Previous)                                $81,871,466.10          $75,613,538.65
  Required Subordination Draw Amount                                              $0.00                   $0.00
  Reserve Account Funds to Noteholder Default Amount                              $0.00                   $0.00
Non-principal Collections & Inv. Proceeds treated as                              $0.00                   $0.00
Available Noteholder Principal Collections                                        -----                   -----

(1) Subtotal                                                             $81,871,466.10          $75,613,538.65
(2) Subordination Percentage* Series 2000-1 Invested                     $47,945,205.48          $47,945,205.48
Amount

(a) lower of (1) or (2)                                                  $47,945,205.48          $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                             $0.00                   $0.00
(c) Incremental Subordinated Amount                                      $39,159,015.51          $33,926,260.62
(d) Payments from Excess Funding Account to Residual                              $0.00                   $0.00
Interestholder

Available Subordinated Amount                                            $87,104,220.99          $81,871,466.10

  Overconcentration Amount                                               $50,453,465.42          $41,703,128.55

Beginning Reserve Account Balance                                        $ 1,750,000.00          $ 1,750,000.00
Reserve Account Required Amount                                          $ 1,750,000.00          $ 1,750,000.00
Withdrawal from Reserve Account                                                   $0.00                   $0.00
Reserve Account Deposit Amount                                                    $0.00                   $0.00
Ending Reserve Account Balance                                            $1,750,000.00           $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                       $5,179,849.80           $5,017,406.78
  Noteholder Non-Principal Collections                                    $3,668,519.26           $3,724,599.17
  Residual Interestholder Non-   Principal Collections                    $1,511,330.54           $1,292,807.61

Investment Proceeds                                                          $19,295.54              $18,709.38
Reserve Fund Balance                                                      $1,750,000.00           $1,750,000.00
                                                                         --------------          --------------
Total Non-Principal Available                                             $6,949,145.34           $6,786,116.16

Interest Shortfall                                                                $0.00                   $0.00
Additional Interest                                                               $0.00                   $0.00
Carry-over Amount                                                                 $0.00                   $0.00
Carry-over Shortfall                                                              $0.00                   $0.00
Additional Interest on Carry-over Shortfall                                       $0.00                   $0.00

Monthly Servicing Fee                                                       $588,322.04             $561,291.58
Noteholder Monthly Servicing Fee                                            $416,666.67             $416,666.67